Exhibit 3.1
PROSPECT CAPITAL CORPORATION
CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

        FIRST:    The title of the document being corrected is Articles Supplementary (the “Articles”).

        SECOND:    The sole party to the Articles is Prospect Capital Corporation, a Maryland corporation (the “Corporation”).

        THIRD:    The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on August 3, 2020.

FOURTH:    The defined term “Holder Conversion Settlement Amount” in Section 3 of the Articles as previously filed with the SDAT is set forth below:

“Holder Conversion Settlement Amount” means:

(i)    with respect to any exercise of the Holder Conversion Option for a Series A Share, (1) the Stated Value, plus (2) an amount equal to accumulated but unpaid dividends, if any, on such Share (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Holder Conversion Exercise Date, minus (3) the applicable Holder Conversion Fee, if any;

(ii)    with respect to any exercise of the Holder Conversion Option for an M Share:

(1) upon a Holder Conversion Exercise Date within one year after the Issuance Reference Date of such Share, (1) the Stated Value, plus (2) an amount equal to accumulated but unpaid dividends, if any, on such Share (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Holder Conversion Exercise Date, minus (3) an amount equal to the aggregate amount of all dividends, whether paid or accrued, on such M Share in the three months prior to the Holder Conversion Exercise Date, and

(2) upon a Holder Conversion Exercise Date occurring one year or more after the Issuance Reference Date of such Share, (1) the Stated Value, plus (2) an amount equal to accumulated but unpaid dividends, if any, on such Share

(whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Holder Conversion Exercise Date.

FIFTH:    The defined term “Holder Conversion Settlement Amount” in Section 3 of the Articles as corrected hereby is set forth below:

“Holder Conversion Settlement Amount” means:

(i)    with respect to any exercise of the Holder Conversion Option for a Series A Share, (1) the Stated Value, plus (2) an amount equal to accumulated but unpaid dividends, if any, on such Share (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Holder Conversion Exercise Date, minus (3) the applicable Holder Conversion Fee, if any;

(ii)    with respect to any exercise of the Holder Conversion Option for an M Share:

(1) upon a Holder Conversion Exercise Date within one year after the Issuance Reference Date of such Share, (1) the Stated Value, plus (2) an amount equal to accumulated but unpaid dividends, if any, on such Share (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Holder Conversion Exercise Date, minus (3) the applicable Series M Clawback, if any; and

(2) upon a Holder Conversion Exercise Date occurring one year or more after the Issuance Reference Date of such Share, (1) the Stated Value, plus (2) an amount equal to accumulated but unpaid dividends, if any, on such Share (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Holder Conversion Exercise Date.

“Series M Clawback” means an amount equal to the aggregate amount of all dividends, whether paid or accrued, on such M Share in the three full months prior to the Holder Conversion Exercise Date. The Corporation, in its sole discretion, may decrease or waive the Series M Clawback with respect to any conversion of Shares by giving public announcement of the terms and duration of such waiver.

SIXTH:    Section 7(a)(iv) of the of the Articles as previously filed with the SDAT is set forth below.
For all Shares duly submitted for Conversion pursuant to the Holder Conversion Option on or before a Holder Conversion Deadline Date, the Corporation shall determine the Holder Conversion Settlement Amount on the last Business Day prior to the next Holder Conversion Date or, in the sole discretion of the Corporation, such other Business Day occurring after the applicable Holder Conversion Deadline Date but before the next Holder Conversion Deadline Date (such date, as determined by the Corporation, the “Holder Conversion Exercise Date”).

SEVENTH: Section 7(a)(iv) of the of the Articles as corrected hereby is set forth below.

For all Shares duly submitted for Conversion pursuant to the Holder Conversion Option on or before a Holder Conversion Deadline Date, the Corporation shall determine the Holder Conversion Settlement Amount on the last Business Day prior to the next Holder Conversion Deadline Date or, in the sole discretion of the Corporation, such other Business Day occurring after the applicable Holder Conversion Deadline Date but before the next Holder Conversion Deadline Date (such date, as determined by the Corporation, the “Holder Conversion Exercise Date”).

EIGHTH: The undersigned officer acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Secretary on this 19th day of July, 2021.

	ATTEST:		PROSPECT CAPITAL CORPORATION

By:	/s/ Kristin Van Dask	By:	/s/ M. Grier Eliasek
Name:	Kristin Van Dask	Name:	M. Grier Eliasek
Title:	Secretary	Title:	President